UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 31, 2018

MEDICAL PROPERTIES TRUST, INC.

MPT OPERATING PARTNERSHIP, L.P.

(Exact Name of Registrant as Specified in Charter)

Maryland Delaware	001-32559 333-177186	20-0191742 20-0242069
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Urban Center Drive, Suite 501 Birmingham, AL	35242
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (205) 969-3755

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

The disclosures contained below in Item 2.01 of this Current Report on Form 8-K are incorporated into this Item 1.01 by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On August 31, 2018, affiliates of Medical Properties Trust, Inc. (together with its consolidated subsidiaries, the “Company”) and MPT Operating Partnership, L.P. (together with its consolidated subsidiaries, the “Operating Partnership”) completed the previously announced transaction in which Primotop Holdings S.a r.l. (“Primotop”), a company managed by an entity of the Primonial group, acquired a 50% interest by way of a joint venture in the real estate of 71 post-acute hospitals in Germany (the “Portfolio”) with an aggregate agreed valuation of approximately €1.635 billion.

Primotop subscribed for 50% of the outstanding interests in MPT RHM Holdco S.a r.l. (the “Joint Venture”), a subsidiary of the Company and the indirect owner of the Portfolio, in exchange for a cash amount equal to 50% of the estimated net asset value of the Portfolio at the closing of the transaction (the “Closing”), subject to certain adjustments set forth in a subscription agreement that was entered into among the Company and Primotop on June 7, 2018. The Company retained the remaining 50% interest in the Joint Venture. Immediately following the Closing, the Joint Venture made cash distributions to the Company in an aggregate amount of approximately €1.14 billion from the proceeds of the cash contributions and certain debt financings. The Company expects to use such proceeds to repay balances under its revolving credit facility, make investments in additional U.S. and European healthcare assets and for general corporate purposes.

In anticipation of Closing, the Joint Venture entered into a €655 million secured financing arrangement on the Portfolio with a consortium of lenders, including Societe Generale S.A. Frankfurt Branch as Mandated Lead Arranger and affiliates of AXA. Provisions of the debt include a seven year term and a swapped fixed rate of approximately 2.3%.

Affiliates of the Company will continue to manage the Portfolio pursuant to a management agreement entered into upon Closing.

Item 7.01.	Regulation FD Disclosure.

On September 5, 2018, we issued a press release announcing closing of the transactions described above in Item 2.01 of this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.1 hereto and incorporated herein by reference.

The information contained in this Item 7.01 is being “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise. The information in this Item 7.01 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act or into any filing or other document pursuant to the Securities Exchange Act of 1934, as amended, except as otherwise expressly stated in any such filing.

Item 9.01.	Financial Statements and Exhibits.

(b) Pro Forma Financial Information.

The unaudited pro forma condensed consolidated financial statements of the Company and the Operating Partnership as of June 30, 2018 and for the year ended December 31, 2017 and for the six months ended June 30, 2018, are attached as Exhibit 99.2 hereto and are incorporated by reference herein.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release dated September 5, 2018

99.2	Medical Properties Trust, Inc. and Subsidiaries and MPT Operating Partnership, L.P. and Subsidiaries unaudited pro forma condensed consolidated financial statements

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

MEDICAL PROPERTIES TRUST, INC.

By:	/s/ R. Steven Hamner
Name:	R. Steven Hamner
Title:	Executive Vice President and Chief Financial Officer

Date: September 7, 2018

MPT OPERATING PARTNERSHIP, L.P.

By:	/s/ R. Steven Hamner
Name:	R. Steven Hamner
Title:	Executive Vice President and Chief Financial Officer of the sole member of the general partner of MPT Operating Partnership, L.P.

Date: September 7, 2018

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